Exhibit 99.3

Hubilu Venture Corporation

Pro-Forma Consolidated Financial Statements

(unaudited)

The following unaudited pro forma consolidated financial statements are based on the historical financial statements of Hubilu Venture Corporation (“Hubilu”) and the historical financial statements of Akebia Investments LLC (“Akebia”) and Zinnia Investments LLC (“Zinnia”) (collectively “the LLCs”) as adjusted to give effect to the April 10, 2017 acquisition of Akebia and Zinnia. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 gives effect to the acquisition of the LLCs as if it had occurred on January 1, 2016. The unaudited pro forma consolidated balance sheet as of December 31, 2016 gives effect to the acquisition of the LLCs as if it had occurred on December 31, 2016.

The pro forma consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Hubilu Venture Corporation

Pro-Forma Balance Sheet

December 31, 2016

	Hubilu Venture Corp. - Historical	Akebia Investments LLC - Historical	Zinnia Investments LLC - Historical	Pro-forma adjustments	Notes	Pro-forma consolidated balance sheet

Investment in Real Estate		485,227	471,661	858,112	(a)	1,815,000
Cash	3,453	5,791	9,374			18,618
Deposit	6,600	-	-			6,600
Prepaids	2,498	-				2,498
	12,551	491,018	481,035	858,112		1,842,716

Property indebtedness	-	608,424	506,560			1,114,984
Accounts payable	25,820	-	-			25,820
Rental deposits	-	6,590	6,750			13,340
Preferred Shares	10,400	-	-	450,000	(b)	460,400
Due to related party	154,000	-	-			154,000

Deferred taxes				264,520	(c)	264,520
Note payable - Akebia members				100,777	(d)	100,777
Note payable - Zinnia members				151,064	(d)	151,064
Members’ Equity		(123,996)	(32,275)	156,271		-
Common shares	25,527					25,527
Preferred shares	-					-
APIC	102,123					102,123
Deficit	(305,319)			(264,520)	(c)	(569,839)
				-		-
	12,551	491,018	481,035	858,112		1,842,716

Hubilu Venture Corporation

Pro-Forma Consolidated Statement of Operations

For the year ended December 31, 2016

	Hubilu Venture Corp. - Historical	Akebia Investments LLC - Historical	Zinnia Investments LLC - Historical	Pro-forma adjustments	Notes	Pro-forma consolidated Statement of Operations

Revenue	$1,800	$72,602	$81,116			$155,518

Operating expenses
General and admin	151,847	7,455	9,844			169,146
Depreciation	-	19,091	18,618	28,291	(e)	66,000
Insurance	-	1,792	1,145			2,937
Property taxes	-	9,167	7,533			16,700
Repairs and maintenance	-	11,240	5,245			16,485
Utilities	-	12,261	3,717			15,978
Professional fees	62,517	-	-			62,517
	214,364	61,006	46,102			349,763
Net loss before other items	(212,564)	11,596	35,014			(194,245)
Other Items
Finance fee	-	(11,115)				(11,115)
Mortgage interest	-	(17,725)	(25,520)			(43,245)
	-	(28,840)	(25,520)			(54,360)

Net income (loss) before taxes	(212,564)	(17,244)	9,494			(248,605)
Income taxes
Current	-	-	-			-
Deferred	-	-	-	(264,520)	(c)	(264,520)
	-	-	-	(264,520)		(264,520)
Net income (loss) for the year	$(212,564)	$(17,244)	$9,494			$(513,125)

Hubilu Venture Corporation

Notes to the Unaudited Pro-Forma Consolidated Financial Statements

Note 1	The unaudited pro forma consolidated statements are based on Hubilu Venture Corp.’s historical financial statements and the historical financial statements of Akebia Investments LLC (“Akebia”) and Zinnia Investments LLC (“Zinnia”) (collectively “the LLCs”) as adjusted to give effect to the acquisition of Akebia and Zinnia and the Series 1 Convertible Preferred Shares and promissory notes issued necessary to finance the acquisition. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 gives effect to the acquisition of Akebia and Zinnia as if it had occurred on January 1, 2016. The unaudited pro forma consolidated balance sheet as of December 31, 2016 gives effect to the acquisition of Akebia and Zinnia as if it had occurred on December 31, 2016.

Note 2	On April 10, 2017, Hubilu acquired Akebia and Zinnia for total consideration of $701,841. The Company financed the acquisition through the issuance of a combination of notes payable and Series A Convertible Preferred Shares. The unaudited pro forma consolidated financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Akebia and Zinnia based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

	Akebia	Zinnia

Consideration paid to members of the respective LLCs	$280,777	$421,064

Real Estate	890,000	925,000
Cash	5,791	9,374
Total identifiable assets	895,791	934,374
Mortgage	(608,424)	(506,560)
Rental deposits	(6,590)	(6,750)
Total liabilities assumed	(615,014)	(513,310)
	280,777	421,064
	$-	$-

Consideration paid:
Series A Convertible Preferred Shares	$180,000	$270,000
Note payable to members of the LLCs	100,777	151,064
	$280,777	$421,064

Note 3	The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial information:

Adjustments to the pro-forma consolidated balance sheet

(a)	Reflects the preliminary fair value adjustment, based on their appraisals, of the real estate assets acquired from each of the LLCs as follows:

Akebia - 3711 S. Western Ave., Los Angeles, California	890,000
Zinnia - 2909 S. Catalina Street, Los Angeles, California	925,000
$1,815,000

(b)	Reflects the issuance of Series A convertible Preferred Shares that were issued as partial consideration for the acquisition of the LLCs as disclosed in Note 2.

(c)	Reflects the deferred tax liability arising on the difference between the accounting basis and tax basis of the properties acquired as follows:

Properties basis for accounting:

Akebia - 3711 S. Western Ave., Los Angeles, California	890,000
Zinnia - 2909 S. Catalina Street, Los Angeles, California	925,000
$1,815,000

Properties basis for tax:

Akebia - 3711 S. Western Ave., Los Angeles, California	525,000
Zinnia - 2909 S. Catalina Street, Los Angeles, California	512,000
1,037,000

Basis difference	778,000
Assumed enacted tax rate	34%

Deferred tax liability - December 31, 2016	$264,520

(d)	Reflects the issuance of Notes payable to the members of the LLCs that were issued as partial consideration for the acquisition of the LLCs as disclosed in Note 2.

Adjustment to the pro-forma consolidated Statement of Operations

(e)	Reflects the increase in the balance of depreciation to record in accordance with the fair value of the properties acquired as discussed in (a) above.